Exhibit 99.1
AirShares™ EU Carbon Allowances Fund
Monthly Account Statement
For the Month Ended February 28, 2009

Statement of Income (Loss)

Income
Unrealized Gain (Loss) on Market Value of Futures	$(489,351)
Unrealized Gain (Loss) on Foreign Currency Translations	62
Interest Income	149
Total Income (Loss)	$(489,140)

Expenses
Unitary Management Fee	$2,052
Interest Expense	1,723
Total Expenses	3,775
Net Gain (Loss)	$(492,915)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 2/01/09	$3,795,068
Net Gain (Loss)	(492,915)

Net Asset Value End of Period	$3,302,153
Net Asset Value Per Unit (200,000 Units)	$16.51

To the Shareholders of AirShares™ EU Carbon Allowances Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2009 is accurate and complete.

/s/ David W. Jaffin

David W. Jaffin
Chief Financial Officer
XShares Advisors LLC, Sponsor of AirSharesTM EU Carbon Allowances Fund

XShares Advisors LLC
420 Lexington Avenue
Suite 2550
New York, New York 10170